                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             INTERIM SERVICES INC.,

                           INTERIM MERGER CORPORATION

                                       AND

                               NORRELL CORPORATION



                           DATED AS OF MARCH 24, 1999

                                TABLE OF CONTENTS
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PARTIES.......................................................................................................1
PREAMBLE......................................................................................................1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER..................................................................1
     1.1    Merger............................................................................................1
     1.2    Time and Place of Closing.........................................................................1
     1.3    Effective Time....................................................................................2

ARTICLE 2 - TERMS OF MERGER...................................................................................2
     2.1    Charter...........................................................................................2
     2.2    Bylaws............................................................................................2
     2.3    Directors and Officers............................................................................2

ARTICLE 3 - MANNER OF CONVERTING SHARES.......................................................................3

     3.1    Conversion of Shares..............................................................................3
     3.2    Shares Held by Norrell or Interim.................................................................5
     3.3    Fractional Shares.................................................................................5
     3.4    Conversion of Stock Options.......................................................................5
     3.5    Anti-Dilution Provisions..........................................................................6
     3.6    Withholding.......................................................................................6

ARTICLE 4 - EXCHANGE OF SHARES................................................................................6

     4.1    Exchange Procedures...............................................................................6
     4.2    Rights of Former Norrell Stockholders.............................................................7

ARTICLE 5 - REPRESENTATIONS OF NORRELL........................................................................7
     5.1    Organization, Standing, and Power.................................................................7
     5.2    Authority of Norrell; No Breach By Agreement......................................................8
     5.3    Capital Stock.....................................................................................8
     5.4    Norrell Subsidiaries..............................................................................9
     5.5    SEC Filings; Financial Statements.................................................................10
     5.6    Absence of Undisclosed Liabilities................................................................10
     5.7    Absence of Certain Changes or Events..............................................................10
     5.8    Material Contracts................................................................................11
     5.9    Contract Provisions...............................................................................11
     5.10   Compliance with Laws..............................................................................11
     5.11   Statements True and Correct.......................................................................11
     5.12   Opinion of Financial Advisor......................................................................12
     5.13   Board Recommendation..............................................................................12

ARTICLE 6 - REPRESENTATIONS OF INTERIM........................................................................12
     6.1    Organization, Standing, and Power.................................................................12
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
     6.2    Authority; No Breach By Agreement.................................................................13
     6.3    Capital Stock.....................................................................................13
     6.4    Norrell Subsidiaries..............................................................................14
     6.5    Statements True and Correct.......................................................................15
     6.6    Authority of Sub..................................................................................15
     6.7    Board Recommendation..............................................................................16
     6.8    SEC Filings; Financial Statements.................................................................16
     6.9    Compliance with Laws..............................................................................16
     6.10   Absence of Undisclosed Liabilities................................................................17
     6.11   Absence of Certain Changes or Events..............................................................17
     6.12   Material Contracts................................................................................17
     6.13   Opinion of Financial Advisor......................................................................17

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION..........................................................18
     7.1    Affirmative Covenants of Norrell..................................................................18
     7.2    Negative Covenants of Norrell.....................................................................18
     7.3    Affirmative Covenants of Interim..................................................................20
     7.4    Negative Covenants of Interim.....................................................................20
     7.5    Adverse Changes in Condition......................................................................21
     7.6    Reports...........................................................................................21

ARTICLE 8 - ADDITIONAL AGREEMENTS.............................................................................22
     8.1    Applications; Antitrust Notification..............................................................22
     8.2    Filings with State Offices........................................................................22
     8.3    Public Health Council.............................................................................22
     8.4    Agreement as to Efforts to Consummate.............................................................23
     8.5    Confidentiality...................................................................................23
     8.6    Press Releases....................................................................................24
     8.7    No Solicitation by Norrell........................................................................24
     8.8    Employee Benefits and Contracts...................................................................25
     8.9    Indemnification...................................................................................26
     8.10   Registration Statement; Proxy Statement...........................................................27
     8.11   Norrell Shareholders' Meeting.....................................................................28
     8.12   Interim Shareholders' Meeting.....................................................................28
     8.13   Exchange Listing..................................................................................29
     8.14   Access to Information.............................................................................29
     8.15   Accounting and Tax Treatment......................................................................29
     8.16   Interim's Accountant's Letters....................................................................29
     8.17   Norrell's Accountant's Letters....................................................................29
     8.18   Director Seat.....................................................................................30
     8.19   Tax Opinions......................................................................................30

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO ...........................................................30

     9.1    Conditions to Obligations of Each Party...........................................................30
     9.2    Conditions to Obligations of Interim..............................................................31
     9.3    Conditions to Obligations of Norrell..............................................................33
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
ARTICLE 10 - TERMINATION.......................................................................................34
     10.1    Termination.......................................................................................34
     10.2    Effect of Termination.............................................................................35
     10.3    Non-Survival of Representations and Covenants.....................................................36

ARTICLE 11 - MISCELLANEOUS.....................................................................................36
     11.1    Definitions.......................................................................................36
     11.2    Expenses..........................................................................................43
     11.3    Brokers and Finders...............................................................................44
     11.4    Entire Agreement..................................................................................44
     11.5    Amendments........................................................................................44
     11.6    Waivers...........................................................................................44
     11.7    Assignment........................................................................................45
     11.8    Notices...........................................................................................45
     11.9    Governing Law.....................................................................................46
     11.10   Counterparts......................................................................................46
     11.11   Captions; Articles and Sections...................................................................46
     11.12   Interpretation....................................................................................46
     11.13   Enforcement of Agreement..........................................................................47
     11.14   Severability......................................................................................47
SIGNATURES.....................................................................................................47

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



                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

              THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 24, 1999, by and among NORRELL CORPORATION ("Norrell"), a Georgia corporation; INTERIM MERGER CORPORATION ("Sub"), a Delaware corporation; and INTERIM SERVICES INC. ("Interim"), a Delaware corporation.

                                    PREAMBLE
                                    --------

              The respective Boards of Directors of Norrell, Interim and Sub are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the merger of Norrell with Interim pursuant to the merger of Norrell with and into Sub. At the effective time of such merger, each outstanding share of the capital stock of Norrell will be converted into the right to receive the Merger Consideration, as set forth herein. As a result, Norrell will continue to conduct its business and operations as a wholly owned subsidiary of Interim. The transactions described in this Agreement are subject to the approvals of the shareholders of each of Interim and Norrell, expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement.

              Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

              NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

              1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Norrell will be merged with and into Sub in accordance with the provisions of Section 252 of the DGCL, and in accordance with the provisions of Section 14-2-1101 et. seq. of the GBCC (the "Merger"). Sub will be the Surviving Corporation resulting from the Merger and will be a wholly owned Subsidiary of Interim and will continue to be governed by the Laws of the State of Delaware. The Merger will be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Norrell, Sub and Interim and by Interim, as the sole shareholder of Sub.

              1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree, at the offices of Alston & Bird LLP in Atlanta, Georgia or at such other location as may be mutually agreed upon by the Parties.

              1.3 EFFECTIVE TIME. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties will use their reasonable efforts to cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and the Articles of Merger to be filed with the Secretary of State of the State of Georgia on the first business day following the last to occur of
(i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which all conditions required pursuant to Article 9 herein have been satisfied or waived, (iii) the date on which the shareholders of Norrell approve this Agreement, (iv) the date on which the shareholders of Interim approve this Agreement, and (v) the date on which all other approvals required by the Articles of Incorporation and Bylaws of Norrell and the Certificate of Incorporation and Bylaws of each of Interim and Sub are obtained. The Merger and other transactions contemplated by this Agreement will become effective on the later to occur of the date and at the time (a) the Certificate of Merger reflecting the Merger is filed with the Secretary of State of the State of Delaware, and (b) the Articles of Merger reflecting the Merger are filed with the Secretary of State of the State of Georgia (the "Effective Time").


                                    ARTICLE 2
                                 TERMS OF MERGER
                                 ---------------

              2.1 CHARTER. At the Effective Time, the Certificate of Incorporation of Sub shall be amended to change the name of Sub to Norrell Corporation. From and after the Effective Time, the Certificate of Incorporation of Sub, as so amended, will be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

              2.2 BYLAWS. The Bylaws of Sub in effect immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation until duly amended or repealed.

              2.3 DIRECTORS AND OFFICERS. The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, will serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Norrell in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, will serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.













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                                    ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

              3.1 CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Interim, Norrell, Sub or the shareholders of any of the foregoing:

                    (a) Each share of capital stock of Interim issued and outstanding immediately prior to the Effective Time will remain issued and outstanding from and after the Effective Time.

                    (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time

                    (c) Each share of Norrell Common Stock, excluding shares held by any Norrell Entity or any Interim Entity, issued and outstanding immediately prior to the Effective Time will cease to be outstanding and will be converted into and exchanged for the right to receive 0.9 share of Interim Common Stock (the "Merger Shares"), subject to Section 3.1(d) below.

                    (d) Notwithstanding Section 3.1(c) above, and subject to Sections 3.1(e) and (f), each share of Norrell Common Stock, excluding shares held by any Norrell Entity or Interim Entity, issued and outstanding immediately prior to the Effective Time may, in lieu of the Merger Shares and at the election of such holder in accordance with Section 3.1(e), be exchanged for the right to receive a cash payment equal to the greater of (i) 0.9 times the Base Period Trading Price or (ii) $16.00 (the "Cash Payment") with respect to all or such lesser number of such holder's shares of Norrell Common Stock that is a whole multiple of 100 shares (such an election is hereinafter referred to as a "Cash Election" and the shares of Norrell Common Stock with respect to which a Cash Election is made are hereinafter referred to as the "Cash Election Shares").

                    (e) An election form (the "Election Form") and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Norrell Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent and such other matters as Interim shall reasonably require) in such form as Interim and Norrell shall mutually agree shall be mailed at the same time as the Proxy is mailed to the Norrell Shareholders or on such other date as Norrell and Interim shall mutually agree ("Mailing Date") to each holder of record of Norrell Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

       Each Election Form shall permit the holder of Norrell Common Stock (or the beneficial owner thereof through appropriate and customary documentation and instructions) to elect to receive only the Cash Payment, in lieu of the Merger Shares, with respect to Cash Election Shares, subject to reductions in the number of Cash Election Shares as set forth in Section 3.1(f).









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

       Any Norrell Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form on or before 5:00 p.m., on the 20th day following the Mailing Date (or such other time and date as Interim and Norrell may mutually agree) (the "Election Deadline") shall be exchanged for the Merger Shares in accordance with Section 3.1(c).

       Interim shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Norrell Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and Norrell shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

       Any such Cash Election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Norrell Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Norrell Common Stock represented by such Election Form shall be treated as if no Cash Election had been made with respect thereto. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Interim nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

                  (f) Within five (5) calendar days after the Election Deadline, the Exchange Agent shall determine the aggregate number of Cash Election Shares as to which a Cash Election was timely and properly made. If: (a) the number of Cash Election Shares would, but for the provisions of this Section 3.1(f), result in the sum of (i) the aggregate amount of the Cash Payments plus (ii) all payments made since March 24, 1996 by any Norrell Entity in connection with extraordinary dividends or the purchase or redemption of Norrell Common Stock (the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) is referred to herein in the aggregate as the "Deemed Cash Purchase Price"), to exceed 49% (the "Percentage Maximum") of the sum of (x) the aggregate amount of the Deemed Cash Purchase Price plus (y) the aggregate fair market value of the Merger Shares; OR (b) the aggregate amount of the Cash Payments would, but for the provisions of this Section 3.1(f), exceed $175 million (the "Maximum Cash Payment"); then the aggregate number of Cash Election Shares shall be reduced to the highest number of Cash Election Shares that causes neither the Percentage Maximum nor the Maximum Cash Payment to be exceeded (the "Maximum Cash Election Shares"), with each Cash Election being reduced to the number of Cash Election Shares determined by multiplying (a) the number of such holder's Cash Election Shares originally subject to such Cash Election by (b) a fraction, (i) the numerator of which is the Maximum Cash Election Shares and (ii) the denominator of which is the aggregate number of Cash Election Shares originally subject to all Cash Elections. For purposes of this Section 3.1(f), the fair market value of a Merger Share shall be equal to the closing price of a share of Interim Common Stock on the New York Stock Exchange on the trading day immediately preceding the day on which the Effective Time occurs. The number of shares of Norrell Common Stock that remain subject to such Cash Election after the foregoing reduction shall be deemed converted into and exchanged for the right to receive the Cash Payment as provided in Section 3.1(d). The Cash Election as to any shares of Norrell Common Stock that represent the amount by which any Cash Election is reduced as a result of the application of this Section 3.1(f) shall be deemed revoked, and such shares shall remain converted into and exchanged for the right to receive the Merger Shares as provided in Section 3.1(c).

              3.2 SHARES HELD BY NORRELL OR INTERIM. Each of the shares of Norrell Common Stock held by any Norrell Entity or by any Interim Entity, other than the shares of Common Stock of the Surviving Corporation into which shares of Sub Common Stock are converted as provided in Section 3.1(b), will be cancelled and retired at the Effective Time and no consideration will be issued in exchange therefor.

              3.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Norrell Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Interim Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Interim Common Stock multiplied by the Base Period Trading Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional share.

              3.4 CONVERSION OF STOCK OPTIONS. At the Effective Time, each option or other right to purchase shares of Norrell Common Stock pursuant to stock options or stock appreciation rights ("Norrell Options") granted by Norrell under the Norrell Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, will be converted into an option or right to purchase 0.9 shares of Interim Common Stock for each share of Norrell Common Stock subject to such option or right at the exercise or purchase price per share equal to (i) the exercise price per share in effect under such option or right immediately prior to the Effective Time, DIVIDED BY (ii) 0.9, and otherwise on substantially the same terms and conditions, including the terms under which such option or rights are exercisable, as in effect under such options or right immediately prior to the Effective Time. If the terms under which any such options or right are exercisable are based upon or measured by performance or characteristics of Norrell or any Norrell Entity, then unless the terms of such option or right provide for the acceleration of the exercisability of such option or right upon the occurrence of the transaction provided for herein, such terms of exercise shall be replaced by terms of measurement or performance that shall, as nearly as possible, afford to the holder of such option or right the same opportunity for the exercise of such option or right as existed immediately prior to the Effective Time.

              3.5 ANTI-DILUTION PROVISIONS. In the event Interim changes the number of shares of Interim Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

              3.6 WITHHOLDING. Interim or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Norrell Common Stock such amounts as Interim or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Interim or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Norrell Common Stock in respect of which such deduction and withholding was made by Interim or the Exchange Agent. Amounts withheld as herein permitted shall be paid timely to appropriate taxing authorities.

                                    ARTICLE 4
                               EXCHANGE OF SHARES
                               ------------------

              4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Interim and Norrell will cause the bank or trust company selected by Interim as the exchange agent (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of Norrell Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates so delivered will be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Norrell Common Stock represented by Certificates that are not registered in the transfer records of Norrell, the Merger Consideration may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate has been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the record holder of a Certificate claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Interim and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent will issue to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate will have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Norrell Common Stock (other than shares to be canceled pursuant to Section 3.2) issued and outstanding at the Effective Time will surrender the Certificate or Certificates representing such shares to the Exchange Agent and will promptly upon surrender thereof receive in exchange therefor the

Merger Consideration. Interim will not be obligated to deliver the Merger Consideration to which any former holder of Norrell Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither Interim, the Surviving Corporation nor the Exchange Agent will be liable to a holder of Norrell Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of Norrell will constitute ratification of the appointment of the Exchange Agent.

              4.2 RIGHTS OF FORMER NORRELL SHAREHOLDERS. At the Effective Time, the stock transfer books of Norrell will be closed as to holders of Norrell Common Stock immediately prior to the Effective Time and no transfer of Norrell Common Stock by any such holder will thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Norrell Common Stock (other than shares to be canceled pursuant to Section 3.2) will from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay (if not theretofore paid by Norrell) the quarterly dividend in the amount of $0.04 per share of Norrell Common Stock, which dividend was declared on March 2, 1999, and is payable April 1, 1999 to holders of record of Norrell Common Stock on March 17, 1999 (the "Declared Dividend").


                                    ARTICLE 5
                           REPRESENTATIONS OF NORRELL
                           --------------------------

              Norrell hereby represents to Interim as follows:

              5.1 ORGANIZATION, STANDING, AND POWER. Norrell is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Norrell is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect. The minute books and other organizational documents for Norrell have been made available to Interim for its review and, except as disclosed in
Section 5.1 of the Norrell Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments to the organizational documents and all proceedings of the Board of Directors and shareholders thereof.

              5.2   AUTHORITY OF NORRELL; NO BREACH BY AGREEMENT.

                    (a) Except as disclosed in Section 5.2(a) of the Norrell Disclosure Memorandum, Norrell has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Norrell Common Stock, and to the receipt of any required approvals by any Regulatory Authority. This Agreement represents a legal, valid, and binding obligation of Norrell, enforceable against Norrell in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                    (b) Except as disclosed in Section 5.2(b) of the Norrell Disclosure Memorandum, neither the execution and delivery of this Agreement by Norrell, nor the consummation by Norrell of the transactions contemplated hereby, nor compliance by Norrell with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Norrell's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Norrell Subsidiary or any resolution adopted by the board of directors or the shareholders of any Norrell Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Norrell Entity under, any material Contract or Permit of any Norrell Entity where such Default or Lien or the absence of such Consent is likely to result in a Norrell Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Sections 9.1(c) and 9.1(d), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Norrell Entity or any of their respective Assets where such Default or the absence of such Consent is likely to result in a Norrell Material Adverse Effect.

                    (c) Except as disclosed in Section 5.2(c) of the Norrell Disclosure Memorandum, and other than Consents required from Regulatory Authorities, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Norrell of the Merger and the other transactions contemplated in this Agreement.

              5.3   CAPITAL STOCK.

                    (a) As of March 22, 1999, the authorized capital stock of Norrell consists of (i) 50,000,000 shares of Norrell Common Stock, of which 28,096,745 shares are issued, 26,689,072 shares are outstanding and 1,407,673 shares are held as treasury shares, and (ii) 10,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding. All of the outstanding shares of capital stock of Norrell are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Norrell has been issued in violation of any preemptive rights of the current or past shareholders of Norrell.

                    (b) Except as disclosed in Section 5.3(b) of the Norrell Disclosure Memorandum, there are no outstanding Equity Rights relating to the capital stock of Norrell.

Section 5.3(b) of the Norrell Disclosure Memorandum shows the number of shares of Norrell Common Stock reserved for future issuance pursuant to Equity Rights outstanding as of the date of this Agreement that relate to the capital stock of Norrell, the exercise prices and the plans under which the options were granted.

              5.4 NORRELL SUBSIDIARIES. Norrell has disclosed in Section 5.4 of the Norrell Disclosure Memorandum all of the Norrell Subsidiaries that are corporations (identifying its jurisdiction of incorporation and percentage ownership interest represented by such share ownership) and all of the Norrell Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized and the nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Norrell Disclosure Memorandum, Norrell or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Norrell Subsidiary. No capital stock (or other equity interest) of any Norrell Subsidiary is or may become required to be issued (other than to another Norrell Entity) by reason of any Equity Rights, and there are no Contracts by which any Norrell Subsidiary is bound to issue (other than to another Norrell Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Norrell Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Norrell Subsidiary (other than to another Norrell Entity). There are no Contracts relating to the rights of any Norrell Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Norrell Subsidiary. All of the shares of capital stock (or other equity interests) of each Norrell Subsidiary held by a Norrell Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Norrell Entity free and clear of any Lien. Each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Norrell Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect. The minute books and other organizational documents for each Norrell Subsidiary have been made available to Interim for its review and, except as disclosed in Section 5.4 of the Norrell Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments to the organizational documents and all proceedings of the Board of Directors and shareholders thereof.

              5.5   SEC FILINGS; FINANCIAL STATEMENTS.

                    (a) Norrell has timely filed and made available to Interim all SEC Documents required to be filed by Norrell (the "Norrell SEC Reports"). The Norrell SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Norrell SEC Reports or necessary to make the statements in such Norrell SEC Reports, in light of the circumstances under which they were made, not misleading. No Norrell Subsidiary is required to file any SEC Documents.

                    (b) Each of the Norrell Financial Statements (including, in each case, any related notes) contained in the Norrell SEC Reports, including any Norrell SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Norrell and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

              5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Norrell Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheet of Norrell as of January 31, 1999, which balance sheet was disclosed in the Norrell SEC Reports filed prior to the date hereof, or incurred since January 31, 1999 consistent with the next sentence. No Norrell Entity has incurred or paid any Liability since January 31, 1999, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

              5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Section 5.7 of the Norrell Disclosure Memorandum, since January 31, 1999 and except as disclosed in the Norrell Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect, and (ii) the Norrell Entities have not taken any action, or failed to take any action, which action or failure would represent or result in a material breach or violation of any of the covenants and agreements of Norrell contained herein.

              5.8 MATERIAL CONTRACTS. With respect to each Material Norrell Contract, as defined herein, and except as disclosed in Section 5.8 of the Norrell Disclosure Memorandum or except as is consistent with ordinary business or past practices: (i) each Material Norrell Contract is in full force and effect; (ii) no Norrell Entity is in Default thereunder; (iii) no Norrell Entity has repudiated or waived any material provision of any such Material Norrell Contract; and (iv) no other party to any such Material Norrell Contract is, to the Knowledge of Norrell, in Default in any respect or has repudiated or waived any material provision thereunder. As used herein, "Material Norrell Contract" includes (a) any contract filed by Norrell with the SEC and (b) any other contract to which Norrell, or any Norrell Entity, is a party and which involves an amount in excess of $5,000,000.

              5.9 CONTRACT PROVISIONS. Except as disclosed in Section 5.9 of the Norrell Disclosure Memorandum, sinceNovember 1, 1998, Norrell has not entered into a Contract that, as a result of the consummation of the transactions contemplated hereby, either alone or in connection with the occurrence of an additional event or events, would cause or result in, or give to any other party to such Contract the right to cause or effect, either (i) the termination of such Contract, (ii) the payment of any consideration by Norrell or the Surviving Corporation, or (iii) the loss of any material right to Norrell or the Surviving Corporation under the terms of such Contract.

              5.10 COMPLIANCE WITH LAWS. Each Norrell Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except where the absence of which would not have a Norrell Material Adverse Effect. Except as disclosed in Section 5.10 of the Norrell Disclosure Memorandum, and except for such Defaults as are not reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect, none of the Norrell Entities: (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments), or (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business. Except as disclosed in
Section 5.10 of the Norrell Disclosure Memorandum, since January 31, 1999, neither Norrell nor any Norrell Entity has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Norrell Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any Norrell Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, other than such of the foregoing as is not reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect.

              5.11 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by or on behalf of any Norrell Entity or any Affiliate thereof to or for the benefit of Interim pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Norrell Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed with the SEC, will, when filed and, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Norrell Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Norrell's shareholders in connection with the Norrell Shareholders' Meeting and to be mailed to Interim's shareholders in connection with the Interim Shareholders' Meeting, will, at the time such Proxy Statement is first mailed to the respective shareholders of Norrell and Interim, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, as to such Proxy Statement or any amendment thereof or supplement thereto, at the time of each of Interim's and Norrell's Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the respective Shareholders' Meeting.

              5.12 OPINION OF FINANCIAL ADVISOR. Norrell has received the opinion of Goldman Sachs & Co., dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to Norrell's shareholders.

              5.13 BOARD RECOMMENDATION. The Board of Directors of Norrell, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) approved the Merger and declared it to be advisable, (ii) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (iii) resolved to recommend that the holders of the shares of Norrell Common Stock adopt this Agreement.


                                    ARTICLE 6
                           REPRESENTATIONS OF INTERIM
                           --------------------------

              Interim hereby represents to Norrell as follows:

              6.1 ORGANIZATION, STANDING, AND POWER. Interim is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Interim is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect. Except as disclosed in Section 6.1 of the Interim Disclosure Memorandum, the minute books and other organizational documents of Interim have been made available to Norrell for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments to the organizational documents and all proceedings of the Board of Directors and shareholders thereof.

              6.2   AUTHORITY; NO BREACH BY AGREEMENT.

                    (a) Except as disclosed in Section 6.2(a) of the Interim Disclosure Memorandum, Interim has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject only to the approval of this

Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Interim Common Stock and to the receipt of any required approvals by any Regulatory Authority. This Agreement represents a legal, valid, and binding obligation of Interim, enforceable against Interim in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                    (b) Except as disclosed in Section 6.2(b) of the Interim Disclosure Memorandum, neither the execution and delivery of this Agreement by Interim, nor the consummation by Interim of the transactions contemplated hereby, nor compliance by Interim with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Interim's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Interim Entity under, any material Contract or Permit of any Interim Entity, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(c) and 9.1(d), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Interim Entity or any of their respective material Assets where such Default or the absence of such Consent is likely to result in an Interim Material Adverse Effect.

                    (c) Other than Consents required from Regulatory Authorities, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Interim of the Merger and the other transactions contemplated in this Agreement.

              6.3 CAPITAL STOCK. As of March 19, 1999, the authorized capital stock of Interim consists of (i) 100,000,000 shares of Interim Common Stock, of which 47,427,492 shares are issued, 47,268,292 shares are outstanding and 159,200 shares are held as treasury shares, and (ii) 2,500,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding. All of the outstanding shares of capital stock of Interim are, and all of the shares of Interim Common Stock to be issued as part of the Merger Consideration upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of Interim Common Stock has been, and none of the shares of Interim common Stock to be issued as part of the Merger Consideration upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Interim.

              6.4 INTERIM SUBSIDIARIES. Interim has disclosed in Section 6.4 of the Interim Disclosure Memorandum all of the Interim Subsidiaries that are corporations (identifying its jurisdiction of incorporation and percentage ownership interest represented by such share ownership) and all of the Interim Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized and the amount and nature of the ownership interest therein). Except as disclosed in

Section 6.4 of the Interim Disclosure Memorandum, Interim or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Interim Subsidiary. Except as set forth in Section 6.4 of the Interim Disclosure Memorandum, no capital stock (or other equity interest) of any Interim Subsidiary is or may become required to be issued (other than to another Interim Entity) by reason of any Equity Rights, and there are no Contracts by which any Interim Subsidiary is bound to issue (other than to another Interim Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Interim Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Interim Subsidiary (other than to another Interim Entity). Except as disclosed in Section 6.4 of the Interim Disclosure Memorandum, there are no Contracts relating to the rights of any Interim Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Interim Subsidiary. Except as disclosed in Section 6.4 at the Interim Disclosure Memorandum, all of the shares of capital stock (or other equity interests) of each Interim Subsidiary held by an Interim Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Interim Entity free and clear of any Lien. Each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Interim Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect. Except as disclosed in
Section 6.4 of the Interim Disclosure Memorandum, the minute books and other organizational documents for each Interim Subsidiary have been made available to Norrell for its review, and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments to the organizational documents and all proceedings of the Board of Directors and shareholders thereof.

              6.5 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by or on behalf of any Interim Entity or any Affiliate thereof to or for the benefit of Norrell pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Interim Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed with the SEC, will, when filed and when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Interim Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Norrell's shareholders in connection with the Norrell Shareholders' Meeting and to be mailed to Interim's shareholders in connection with the Interim Shareholder's Meeting, will, at the time such Proxy Statement is first mailed to the respective shareholders of Norrell and Interim, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, as to such Proxy Statement or any amendment thereof or supplement thereto, at the time of each of Interim's and Norrell's Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the respective Shareholders' Meeting.

              6.6 AUTHORITY OF SUB. Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of Interim. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, 100 of which are validly issued and outstanding, fully paid and nonassessable and are owned by Interim free and clear of any Lien, except as disclosed in Section 6.6 of the Interim Disclosure Memorandum,. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Interim, as the sole shareholder of Sub, has voted the shares of Sub Common Stock in favor of adoption of this Agreement, as and to the extent required by applicable Law.

              6.7 BOARD RECOMMENDATION. The Board of Directors of Interim, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) approved the Merger and declared it to be advisable. The Board of Directors of Sub, by unanimous written consent action, has approved the Merger. Interim, as the sole shareholder Sub, has (i) approved the Merger and (ii) resolved to recommend that the holders of Interim Common Stock approve this Agreement and the transactions contemplated hereby.

              6.8   SEC FILINGS; FINANCIAL STATEMENTS.

                    (a) Interim has timely filed and made available to Norrell all SEC Documents required to be filed by Interim (the "Interim SEC Reports"). The Interim SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Interim SEC Reports or necessary to make the statements in such Interim SEC Reports, in light of the circumstances under which they were made, not misleading. No Interim Subsidiary is required to file any SEC Documents.

                    (b) Each of the Interim Financial Statements (including, in each case, any related notes) contained in the Interim SEC Reports, including any Interim SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Interim and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

              6.9 COMPLIANCE WITH LAWS. Each Interim Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except where the absence of which would not have an Interim Material Adverse Effect. Except as disclosed in Section 6.9 of the Interim Disclosure Memorandum, and except for such Defaults as are not reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect, none of the Interim Entities: (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments), or (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business. Except as disclosed in
Section 6.9 of the Interim Disclosure Memorandum, since December 25, 1998, neither Interim nor any Interim Entity has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Interim Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any Interim Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, other than such of the foregoing as is not reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect.

              6.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
Section 6.10 of the Interim Disclosure Memorandum, No Interim Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheet of Interim as of December 25, 1998, which balance sheet was disclosed in the Interim SEC Reports filed prior to the date hereof, or incurred since December 25, 1998 consistent with the next sentence. No Interim Entity has incurred or paid any Liability since December 25, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

              6.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 25, 1998, except as disclosed in the Interim Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect, and (ii) the Interim Entities have not taken any action, or failed to take any action, which action or failure would represent or result in a material breach or violation of any of the covenants and agreements of Interim contained herein.

              6.12 MATERIAL CONTRACTS. With respect to each Material Interim Contract, as defined herein, and except as disclosed in Section 6.12 of the Interim Disclosure Memorandum: (i) the Material Interim Contract is in full force and effect; (ii) no Interim Entity is in Default thereunder; (iii) no Interim Entity has repudiated or waived any material provision of any such Material Interim Contract; and (iv) no other party to any such Material Interim Contract is, to the Knowledge of Interim, in Default in any respect or has repudiated or waived any material provision thereunder. As used herein, "Material Interim Contract" includes (a) any contract filed by Interim with the SEC and (b) any other contract to which Interim, or any Interim Entity, is a party and which involves an amount is excess of $5,000,000.

              6.13 OPINION OF FINANCIAL ADVISOR. Interim has received the opinion of NationsBanc Montgomery Securities LLC, dated March 24, 1999, to the effect that the Merger Consideration to be paid to Norrell's shareholders upon the consummation of the Merger is fair, from a financial point of view, to Interim.


                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

              7.1 AFFIRMATIVE COVENANTS OF NORRELL. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Interim has been obtained, and except as otherwise expressly contemplated herein, Norrell will and will cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, consistent with past practices, (b) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(c) or 9.1(d), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

              7.2 NEGATIVE COVENANTS OF NORRELL. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Interim has been obtained, and except as otherwise expressly contemplated herein, Norrell covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Norrell Entity, except for the Articles of Correction of the Amended and Restated Articles of Incorporation of Norrell, to be filed on March 25, 1999, or as soon as practicable thereafter;

                  (b) incur any additional debt obligation or other obligation for borrowed money, other than indebtedness of a Norrell Entity to another Norrell Entity, borrowings made in the ordinary course of business and consistent with past practices under the credit facilities of Norrell as existing on the date of this Agreement, or except in the ordinary course of the business of Norrell Entities consistent with past practices, or impose, or suffer the imposition, on any Asset of any Norrell Entity, of any Lien or permit any such Lien to exist;

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Norrell Entity, or, after the date hereof, declare or pay any dividend or make any other distribution in respect of Norrell's capital stock, other than the Declared Dividend;

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Norrell Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Norrell Common Stock or any other capital stock of any Norrell Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right;

                  (e) adjust, split, dividend, combine, reclassify or recapitalize any capital stock of any Norrell Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Norrell Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Norrell Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Norrell Entity) or (y) any Asset other than in the ordinary course of business consistent with past practice;

                  (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or, except for commitments outstanding prior to the date hereof, make any investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than an existing wholly owned Norrell Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

                  (g) grant any increase in compensation or benefits to the employees or officers of any Norrell Entity, except in accordance with past practice or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Norrell Disclosure Memorandum; enter into or amend any severance agreements or change in control agreements with officers or employees of any Norrell Entity; or grant any increase in fees or other increases in compensation or other benefits to directors of any Norrell Entity; or voluntarily accelerate the vesting of any stock options or other stock based compensation or employee benefits or other Equity Rights;

                  (h) except for Contracts entered into in the ordinary course of business consistent with past practices, enter into or amend any employment Contract between any Norrell Entity and any Person (unless such amendment is required by Law) that the Norrell Entity does not have the unconditional right to terminate upon not more than thirty (30) days written notice without Liability (other than Liability for services already rendered or for severances permitted by Section 7.2(g) herein), at any time on or after the Effective Time;

                  (i) adopt any new employee benefit plan of any Norrell Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Norrell Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice;

                  (j) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax Laws or regulatory accounting requirements or GAAP;

                  (k) commence any Litigation or settle any Litigation involving any Liability of any Norrell Entity for money damages exceeding $250,000 or material restrictions upon the operations of any Norrell Entity;

                  (l) except as disclosed in Section 7.2(l) of the Norrell Disclosure Memorandum, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, which action would result in a Norrell Material Adverse Effect; or

                  (m) elect or appoint any new officer or director of any Norrell Entity other than in the ordinary course of business.

              7.3 AFFIRMATIVE COVENANTS OF INTERIM. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Norrell has been obtained, and except as otherwise expressly contemplated herein, Interim covenants and agrees that it will take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(c) or 9.1(d), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. Interim further covenants and agrees that it will not, without the prior written consent of Norrell, amend the Certificate of Incorporation or Bylaws of Interim, in each case, in any manner adverse to the holders of Norrell Common Stock as compared to the rights of the holders of Interim Common Stock generally as of the date of this Agreement.

              7.4 NEGATIVE COVENANTS OF INTERIM. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Norrell has been obtained, and except as otherwise expressly contemplated herein, Interim covenants and agrees that it shall, and shall cause the Interim Entities to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, except where the failure to so act would not materially adversely affect Interim's ability to perform its obligations hereunder, and that Interim will not do or commit to do, or permit any of its Subsidiaries to do or commit to do, any of the following:

                  (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of Interim so as to create any difference between the rights, preferences and benefits of the Interim Common Stock and the rights, preferences and benefits of that class of securities of Interim having unlimited voting rights and the right to receive the net assets of Interim upon dissolution;

                  (b) declare or pay any dividend or make any other distribution in respect of Interim's capital stock, other than an issuance of rights under the Rights Agreement between Interim and Boatmen's Trust Company dated March 17, 1994, as amended through the date hereof, and as may be amended and dividends payable solely in Interim Common Stock; or

                  (c) enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, which action would result in an Interim Material Adverse Effect; or

                  (d) cause or permit the shares of Interim Common Stock to not be listed for trading on the NYSE.

Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall prohibit Interim from entering into acquisition transactions and consummating such transactions or engaging in debt and/or equity transactions, on an arm's length basis, provided, however, that prior to the Effective Time, without the prior written consent of Norrell, Interim shall not consummate or enter into any of the foregoing if such transaction would materially and adversely affect Interim's ability to consummate the transactions contemplated by this Agreement.

              7.5 ADVERSE CHANGES IN CONDITION. Norrell agrees to give written notice promptly to Interim upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same. Interim agrees to give written notice promptly to Norrell upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, an Interim Material Adverse Effect, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same. The giving of notice pursuant to this Section 7.5 by either party shall not be deemed a waiver by the receiving Party of any representation, warranty or covenant contained herein.

              7.6 REPORTS. Each Party and its Subsidiaries will file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and will deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority will be prepared in accordance with Laws applicable to such reports.


                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS
                              ---------------------

              8.1 APPLICATIONS; ANTITRUST NOTIFICATION. Interim and Norrell will promptly prepare and file applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will within fourteen (14) business days of the date hereof file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties will deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby. Without limiting the foregoing, in the event that either the Federal Trade Commission or the Antitrust Division of the United States Department of Justice should issue a request for

Additional Information or Documentary Material under 17 C.F.R. Section 803.20 (a "Second Request"), then Norrell and Interim each agree to use their reasonable best efforts to respond fully to such Second Request as soon as reasonably practical, but in no event longer than twenty (20) days after its receipt and will promptly make any further filings or information submissions and make any employee available for interview or testimony pursuant to the foregoing (both before and after any Second Request) that may be necessary, proper or advisable.

              8.2 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Norrell will execute and file the Articles of Merger with the Secretary of State of the State of Georgia and Sub will execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

              8.3 PUBLIC HEALTH COUNCIL. Without limiting Sections 8.1 or 8.2 above, Interim will take all necessary actions to promptly prepare and file a timely application, in complete and proper form, with the New York Public Health Council ("PHC") for approval of the transactions contemplated by this Agreement. Interim shall further take all actions necessary to further said application, including, without limitation, promptly and fully responding to all documentation requests by the PHC, and complying with all other requests from the PHC in connection with such application

              8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein will preclude either Party from exercising its rights under this Agreement. Each Party will use, and will cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

              8.5   CONFIDENTIALITY.

                    (a) Each Party will, and will cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and will not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party will promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                    (b) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Norrell Material Adverse Effect or a Interim Material Adverse Effect, as applicable.

       This Section 8.5 shall not apply to confidential information as to which:

                  (i) written consent is obtained from the other Party permitting disclosure or use of the specific confidential information for the purpose(s) requested;

                  (ii) the specific confidential information is or generally becomes available to the public other than as a result of disclosure by the disclosing Partyor, the availability of any such confidential information under the freedom of information laws of any state in the United States or utilization of any such confidential information in response to a request for proposal, shall, in either event, be deemed to be generally available to the public;

                  (iii) the disclosing Party was in the possession of the disclosing Party prior to the commencement of negotiations leading to this Agreement;

                  (iv) the specific confidential information is hereafter disclosed to the disclosing Party by a third party having no obligation of confidentiality with regard to this information, to the knowledge of the disclosing party; or

                  (v) the specific confidential information is independently generated through the disclosing Party's own research without any material use of the disclosure by the other Party.

       If this Agreement is terminated, each Party shall immediately return to the other any and all confidential information which was furnished to it hereunder and all materials prepared by each Party in connection with the use of such confidential information, shall be destroyed, without retaining any copy(ies) thereof, and shall so certify in a letter delivered to the other Party.

              8.6 PRESS RELEASES. Prior to the Effective Time, Norrell and Interim will consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby, and neither party will issue any such press release or make any other public disclosure without the consent of the other party, which consent will not be unreasonably withheld; provided, that nothing in this Section 8.6 will be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable to satisfy such Party's disclosure obligations imposed by Law or any Regulatory Authority.

              8.7   NO SOLICITATION BY NORRELL.

                           (a) For purposes of this Agreement, "Acquisition
Proposal" means any inquiry or proposal (as such proposal may be amended, modified or supplemented from time to time) with respect to a merger, consolidation, share exchange or similar transaction involving

Norrell or any Norrell Entity, or any purchase of all or any significant portion of the assets of Norrell or any Norrell Entity, or any equity interest in Norrell or any Norrell Entity, other than the transactions contemplated hereby or any other similar transaction with Interim or any of its Affiliates. For purposes of this Agreement, "Superior Proposal" means any proposal (i) made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Norrell Common Stock then outstanding or all or substantially all the assets of Norrell, (ii) which the Board of Directors of Norrell determines in its good faith judgment (after consultation with its financial advisor) that such proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and (iii) which would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account, to the extent relevant, the long-term prospects and interests of Norrell and its shareholders.

                           (b) Except as permitted in Section 8.7(c) hereof,
Norrell will not, and will not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly,
(i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal. Notwithstanding the aforementioned, in the event any of Norrell's executive officers or directors receive an Acquisition Proposal, Norrell shall promptly notify Interim of the relevant terms of such Acquisition Proposal, and provide Interim a copy of any written Acquisition Proposal.

                           (c) If, at any time, the Board of Directors of
Norrell determines in good faith, after consultation with and upon the advice of outside counsel, that failure to take the actions described in Section 8.7(b) hereof would be reasonably likely to constitute a breach of its fiduciary duties to Norrell's shareholders under applicable law, then Norrell, in response to an Acquisition Proposal that (i) was unsolicited or that resulted from solicitation undertaken by Norrell prior to the date hereof or that did not otherwise result from a breach of this Section 8.7 and (ii) is reasonably likely to lead to a Superior Proposal, may (i) furnish non-public information with respect to Norrell to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (ii) participate in negotiations regarding such Acquisition Proposal.

                           (d) Unless, the Board of Directors of Norrell has
determined in good faith, after consultation with and upon the advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to Norrell's shareholders under applicable law, the Board of Directors of Norrell will not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Interim, its approval or recommendation of this Agreement or the Merger unless there is a Superior Proposal outstanding, (ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal that is not a Superior

Proposal or (iii) cause Norrell to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal that is not a Superior Proposal.

                           (e) Nothing contained in this Section 8.7 will
prohibit Norrell from at any time taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act; PROVIDED, HOWEVER, that neither Norrell nor its Board of Directors will, except as permitted by Section 8.7(d) hereof, propose to approve or recommend, an Acquisition Proposal.

                           (f) Any determination as to whether an Acquisition
Proposal constitutes or is likely to result in a Superior Proposal shall be made by the Special Committee of the Board of Directors of Norrell appointed on or about December 29, 1999.

              8.8 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Interim will provide employee benefits under employee benefit and welfare plans to officers and employees of the Norrell Entities who become employees of the Surviving Corporation or its Subsidiaries on terms and conditions which, when taken as a whole with any benefits being provided by Norrell, are substantially similar to those currently provided by the Interim Entities to their similarly situated officers and employees. For purposes of participation, vesting and benefit accrual under Interim's employee benefit plans, the service of the employees of the Norrell Entities prior to the Effective Time will be treated as service with an Interim Entity participating in such employee benefit plans. All co-payments and deductibles paid by any participant during this contract year with respect to any health or other employee benefit plans will be credited for similar purposes under the comparable Interim benefit plan. Interim also will cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.8 of the Norrell Disclosure Memorandum between any Norrell Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any employee benefit plans maintained by Norrell.

              8.9   INDEMNIFICATION.

                    (a) The Surviving Corporation will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of Norrell or any of its Subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all Indemnified Liabilities arising out of actions or omissions occurring prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arise out of the fact that such person is or was a director or officer of Norrell or one of its Subsidiaries, or is or was serving at the request of Norrell or one of its Subsidiaries as an officer or director of another entity; PROVIDED, HOWEVER, the Surviving Corporation shall not be obligated to indemnify any such person under this Section 8.9(a) to a greater extent than such person is entitled to be indemnified under the Articles of

Incorporation or Bylaws of Norrell or under any indemnification agreement in effect between such person and Norrell at the Effective Time. The Surviving Corporation will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel will be reasonably satisfactory to Interim and the Surviving Corporation, promptly after statements therefor are received, and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the GBCC, and any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the GBCC or the Articles of Incorporation or Bylaws of Norrell or any indemnification agreement between such person and Norrell will be made by independent counsel mutually acceptable to Interim and the Indemnified Party; PROVIDED, HOWEVER, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld), and PROVIDED, FURTHER that this indemnity will be secondary to any existing insurance policies providing such indemnity. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

              (b) The Surviving Corporation agrees to indemnify, defend and hold harmless each person who is a director of Norrell against all Indemnified Liabilities, including the documented expenses reasonably incurred by such person in connection with any pending, threatened or contemplated claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the person is, or is threatened to be made, a party based upon, arising out of or pertaining to the approval of this Agreement and the transactions contemplated hereby.

              (c) Interim agrees to guarantee unconditionally the performance of the Surviving Corporation's obligations pursuant to Sections 8.9(a) and 8.9(b).

              (d) For a period of five (5) years after the Effective Time, the Surviving Corporation will cause to be maintained in effect policies of directors and officers' liability insurance maintained by Norrell for the benefit of those persons who are currently covered by such policies on terms not materially less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that the Surviving Corporation will not be required to expend in any year an amount in excess of 125% of the annual aggregate premiums currently paid by Norrell for such insurance; and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Interim, for a cost not exceeding such amount.

              (e) If Interim, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all of substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions will be made so that the successors and assigns of Interim will assume the obligations set forth in this Section 8.9.

              (f) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Norrell and its Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation and Bylaws in effect on the date thereof, or otherwise in effect on the date hereof, will survive the Merger and will continue in full force and effect for a period of not less than five (5) years from the Effective Time.

              (g) The provisions of this Section 8.9 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her Representative.

              8.10  REGISTRATION STATEMENT; PROXY STATEMENT.

              (a) As soon as possible after the execution of this Agreement, Norrell and Interim shall prepare and file with the SEC the Registration Statement, including therein the Proxy Statement to be sent to the shareholders to each of Norrell and Interim and prospectus, in connection with the registration under the 1933 Act of the shares of Interim Common Stock to be issued to the holders of Norrell Common Stock pursuant to the Merger. Norrell and Interim each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Interim shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Interim Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement shall have become effective, Norrell and Interim shall each mail the Proxy Statement to its respective shareholders. The Proxy Statement shall include the recommendation of the Board of Directors of Norrell and the recommendation of the Board of Directors of Interim in favor of the Merger unless the Board of Directors of Norrell withdraws such recommendation as permitted by Section 8.7 hereof.

              No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Norrell or Interim without the approval of the other party, which shall not be unreasonably withheld. Norrell or Interim each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Interim Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               (b) Norrell, Interim and Sub each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws), in the Registration Statement and the Proxy Statement, (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Proxy Statement, and (iii) agrees to cooperate fully, and agrees to use all reasonable efforts to cause its subsidiaries and affiliates to cooperate fully, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in the Registration Statement or the Proxy Statement.

              8.11 NORRELL SHAREHOLDERS' MEETING. Norrell shall call the Norrell Shareholders' Meeting, to be held as soon as reasonably practicable, for the purpose of approving this Agreement and the transactions contemplated thereby and such other related matters as it deems appropriate.

              8.12 INTERIM SHAREHOLDERS' MEETING. Interim shall call the Interim Shareholders' Meeting, to be held as soon as reasonably practicable, for the purpose of approving this Agreement and the transactions contemplated hereby and such other related matters as it deems appropriate.

              8.13 EXCHANGE LISTING. Interim shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Interim Common Stock to be issued to the holders of Norrell Common Stock pursuant to the Merger, and Interim shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

              8.14 ACCESS TO INFORMATION From the date hereof until the earlier of (i) the termination of this Agreement and (ii) the Effective Time, Norrell and Interim will each provide to the other, during normal business hours and upon reasonable notice, access to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other party, other than information and documents that in the opinion of such other party's counsel may not be disclosed under applicable Law.

              8.15 ACCOUNTING AND TAX TREATMENT. Each Party undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes. No Party has any knowledge of any fact or circumstance that would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Each Party acknowledges and agrees that it will report this transaction to its respective stockholders and to the Internal Revenue Service as a reorganization within the meaning of Section 368(a) of the Code.

              8.16 INTERIM'S ACCOUNTANT'S LETTERS. Interim undertakes and agrees to use its reasonable best efforts to insure that Norrell shall have received from Deloitte & Touche LLP letters dated (i) the date of the Proxy Statement and
(ii) the Effective Time, with respect to certain financial information regarding Interim, in form and substance reasonably satisfactory to Norrell, which letters shall be based upon customary specified procedures undertaken by such firm, containing statements and information of the type ordinarily included in accountant's "comfort letters."

              8.17 NORRELL'S ACCOUNTANT'S LETTERS. Norrell undertakes and agrees to use its reasonable best efforts to insure that Interim shall have received from Arthur Andersen LLP letters dated (i) the date of the Proxy Statement and
(ii) the Effective Time, with respect to certain financial information regarding Norrell, in form and substance reasonably satisfactory to Interim, which letters shall be based upon customary specified procedures undertaken by such firm, containing statements and information of the type ordinarily included in accountant's "comfort letters."

              8.18 DIRECTOR SEAT. Following the Effective Time, the Board of Directors of Interim shall take the required action to appoint Guy W. Millner, or his nominee, to the Board of Directors of Interim. Such individual shall be classified as a Class II Director, as set forth in the Certificate of Incorporation and Bylaws of Interim, and whose initial term will expire at the 2001 Annual Meeting of Shareholders of Interim.

              8.19 TAX OPINIONS. Interim undertakes and agrees to use its reasonable best efforts to insure that Baker & McKenzie delivers the opinion referred to in Section 9.2(e). Norrell undertakes and agrees to use its reasonable best efforts to insure that Alston & Bird LLP delivers the opinion referred to in Section 9.3(e).


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

              9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                    (a) NORRELL SHAREHOLDER APPROVAL. The shareholders of Norrell will have approved this Agreement and the transactions contemplated hereby, as and to the extent required by Law, by the provisions of the Articles of Incorporation and Bylaws of Norrell, or by the rules of the NYSE.

                    (b) INTERIM SHAREHOLDER APPROVAL. The shareholders of Interim will have approved this Agreement and the transactions contemplated hereby, as and to the extent required by Law, by the provisions of the Certificate of Incorporation and Bylaws of Interim, or by the rules of the NYSE.

                    (c) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities (other than such Consents as may be required from the PHC) required for consummation of the Merger will have been obtained or made and will be in full force and effect and all waiting periods required by Law will have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby will be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Interim would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                    (d) CONSENTS AND APPROVALS. Each Party will have obtained any and all Consents (other than such Consents as may be required from the PHC) required for consummation of the Merger (other than those referred to in Section 9.1(c)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect or an Interim Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby will be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Interim would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                    (e) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                    (f) INJUNCTIONS; RESTRAINTS. No court or governmental or regulatory authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                    (g) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Interim Common Stock issuable pursuant to the Merger shall have been received.

                    (h) EXCHANGE LISTING. The shares of Interim Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

              9.2 CONDITIONS TO OBLIGATIONS OF INTERIM. The obligations of Interim to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Interim pursuant to Section 11.6(a):

                    (a) REPRESENTATIONS. The representations of Norrell set forth in this Agreement (other than the representations set forth in Section 5.3) will be true and correct at the Effective Time as though all such representations had been made at the Effective Time (provided that representations which are confined to a specified date will speak only as of such date). The representations of Norrell set forth in Section 5.3 will be true and correct at the Effective Time (except for changes permitted under Section 7.2(d) hereof and inadvertent and de minimis errors in the number of shares outstanding or the number of shares subject to Equity Rights).

                    (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Norrell to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time will have been duly performed and complied with in all material respects.

                    (c) CERTIFICATES. Norrell will have delivered to Interim (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Norrell and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Norrell's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Interim and its counsel will request.

                    (d) FAIRNESS OPINION. At the Effective Time, NationsBanc Montgomery Securities LLC shall have reaffirmed in writing the opinion described in Section 6.13, as if such opinion was issued on such date.

                  (e) TAX OPINION. Interim shall have received from Baker & McKenzie its opinion, in form and substance reasonably satisfactory to Interim, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion:

                      (i) the Merger of Norrell into Sub and the issuance of shares of Interim Common Stock in connection therewith, as described in this Agreement, will constitute a tax-free reorganization as defined in
         Section 368(a) of the Code.

                      (ii) Each of Norrell, Interim and Sub will be considered a party to the reorganization.

                      (iii) Except for the recognition of gain as required by
         Section 356(a) of the Code with respect to the receipt by shareholders of Norrell of cash either in lieu of the issuance of fractional shares of Interim Common Stock or as a Cash

         Payment, no gain or loss will be recognized by shareholders of Norrell upon the exchange of Norrell Common Stock for Interim Common Stock as a result of the Merger.

                      (iv) In general, cash received by holders of Norrell Common Stock in lieu of fractional shares or as a Cash Payment will be treated as amounts distributed in redemption of their shares and will be taxable under the provisions of Section 302 of the Code.

              9.3 CONDITIONS TO OBLIGATIONS OF NORRELL. The obligations of Norrell to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Norrell pursuant to Section 11.6(b):

                    (a) REPRESENTATIONS. The representations of Interim set forth in this Agreement will be true and correct at the Effective Time as though all such representations and warranties had been made at the Effective Time (provided that representations and warranties which are confined to a specified date will speak only as of such date).

                    (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Interim to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time will have been duly performed and complied with in all material respects.

                    (c) CERTIFICATES. Interim will have delivered to Norrell (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Interim and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Interim's Board of Directors and shareholders and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Norrell and its counsel will request.

                  (d) FAIRNESS OPINION. At the time of the mailing of the Proxy Statement to the Norrell Shareholders, Goldman Sachs & Co. shall have reaffirmed in writing the opinion described in Section 5.12 herein, as if such opinion was issued on such date, and such opinion shall not have been withdrawn prior to the Effective Time.

                  (e) TAX OPINION. Norrell shall have received from Alston & Bird LLP its opinion, in form and substance reasonably satisfactory to Norrell, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion:

                      (i) the Merger of Norrell into Sub and the issuance of shares of Interim Common Stock in connection therewith, as described in this Agreement, will constitute a tax-free reorganization as defined in
         Section 368(a) of the Code.

                      (ii) Each of Norrell, Interim and Sub will be considered a party to the reorganization.

                      (iii) Except for the recognition of gain as required by
         Section 356(a) of the Code with respect to the receipt by shareholders of Norrell of cash either in lieu of the issuance of fractional shares of Interim Common Stock or as a Cash Payment, no gain or loss will be recognized by shareholders of Norrell upon the exchange of Norrell Common Stock for Interim Common Stock as a result of the Merger.

                      (iv) In general, cash received by holders of Norrell Common Stock in lieu of fractional shares or as a Cash Payment will be treated as amounts distributed in redemption of their shares and will be taxable under the provisions of Section 302 of the Code.

                  Notwithstanding the foregoing, in the event that Alston & Bird LLP fails for any reason to deliver the opinion referred to in this Section 9.3(e), then this condition may be satisfied by the delivery to Norrell of the opinion referred to in Section 9.2(e), which opinion shall expressly permit the reliance of Norrell thereon.


                                   ARTICLE 10
                                   TERMINATION
                                   -----------

              10.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) By mutual consent of Interim and Norrell; or

              (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be cured or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would be reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Norrell Material Adverse Effect or an Interim Material Adverse Effect, as applicable, on the breaching Party; or

              (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be cured or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would be reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Norrell Material Adverse Effect or a Interim Material Adverse Effect, as applicable, on the breaching Party; or

              (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger will have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) the shareholders of Norrell fail to vote their approval of this Agreement and the transactions contemplated hereby at the Norrell Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon, except under the circumstances set forth in Section 10.1(h)(iii), or (iii) the shareholders of Interim fail to vote their approval of this Agreement and the transactions contemplated hereby at the Interim Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon;

              (e) By either Party in the event that the Merger will not have been consummated by September 30, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(e); or

              (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e); or

              (g) By Interim, in the event that the Board of Directors of Norrell withdraws or fails to reaffirm its approval of this Agreement and the transactions contemplated hereby (to the exclusion of any other Acquisition Proposal), or resolves not to reaffirm the Merger, or affirms, recommends or authorizes entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of Norrell;

              (h) By Norrell, in the event that either (i) the Board of Directors of Norrell withdraws or modifies its approval or recommendation of this Agreement and the transactions contemplated hereby while there is a Superior Proposal outstanding, (ii) Norrell enters into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal that is a Superior Proposal or with respect to which the Board of Directors Norrell has determined, in good faith after consultation with and upon the advice of outside counsel, that the failure to enter into such letter of intent, agreement in principle, acquisition agreement or other agreement would be reasonably likely to constitute a breach of its fiduciary duties to Norrell's shareholders under applicable law, or (iii) following the commencement, public proposal, public disclosure or communications of an Acquisition Proposal to Norrell (or the public disclosure or communication to Norrell of the willingness of any Person to make an Acquisition Proposal), the requisite approval of Norrell's shareholders for the Merger is not obtained at the Norrell Shareholders' Meeting; or

                    (i) By either Party if the Base Period Trading Price is less than $12.00.

              10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement will become void and have no effect, except that (i) the provisions of this Section
10.2 and Section 8.5 and Article 11 will survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) will not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

              10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties will not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.5, 8.8 and 8.9 shall survive the Effective Time and shall not be extinguished by the consummation of the Merger.


                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

              11.1  DEFINITIONS.

                    (a) Except as otherwise provided herein, the capitalized terms set forth below will have the following meanings:

                    "1933 ACT" means the Securities Act of 1933, as amended.

                    "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  "AFFILIATE" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "AGREEMENT" means this Agreement and Plan of Merger.

                  "ARTICLES OF MERGER" means the Articles of Merger to be executed by Norrell and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

                  "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BASE PERIOD TRADING PRICE" means the average of the daily closing sale prices for shares of Interim Common Stock for the twenty
       (20) consecutive full trading days on which such shares are actually traded on the NYSE ending at the close of trading on the second trading day immediately preceding the Effective Time.

                  "CERTIFICATE OF MERGER" means the Certificate of Merger to be executed by Sub and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by, or required notices of filings with, any Person pursuant to any Contract, Law, Order or Permit.

                  "CONTRACT" means any written agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
       (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Norrell Material Adverse Effect or a Interim Material Adverse Effect, as applicable.

                  "EXPENSES" means all actual documented fees and expenses incurred or paid by or on behalf of Norrell or Interim, as applicable, in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all actual documented printing costs and reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Norrell or Interim, as applicable.

                  "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "EXCHANGE RATIO" means 0.9 to 1.0.

                  "GAAP" means generally accepted accounting principles, consistently applied during the periods involved.

                  "GBCC" means the Georgia Business Corporations Code.

                  "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INDEMNIFIED LIABILITIES" means the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees and court costs) incurred with respect to any threatened, pending or contemplated claim, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

                  "INTERIM COMMON STOCK" means the $0.01 par value common stock of Interim.

                  "INTERIM DISCLOSURE MEMORANDUM" means the written information entitled "Interim Disclosure Memorandum" delivered prior to the date of this Agreement to Norrell describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section will be deemed disclosed for purposes of all other Sections whether or not such other sections are specifically referred to in such disclosure.

                  "INTERIM ENTITIES" means, collectively, Interim and all Interim Subsidiaries, including Sub.

                  "INTERIM FINANCIAL STATEMENTS" means (i) the consolidated statements of balance sheets (including related notes and schedules, if any) of Interim as of December 25, 1998, and as of December 26, 1997, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three fiscal years ended December 25, 1998, December 26, 1997 and December 27, 1996, as filed by Interim in SEC Documents, and (ii) the consolidated balance sheets of Interim (including related notes and schedules, if any) and related statements if income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 25, 1998.

                  "INTERIM MATERIAL ADVERSE EFFECT" means an event, change or occurrence (other than general economic conditions or conditions occurring or prevailing in the staffing industry generally) which, individually or together with any other event, change or occurrence, has or reasonably could be expected to have a material adverse impact on (i) the business, operations, properties, financial position or results of operations of Interim and its Subsidiaries, taken as a whole, or (ii) the ability of Interim to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                  "INTERIM SHAREHOLDERS' MEETING" means the meeting of the shareholders of Interim to be held pursuant to Section 8.12, including any adjournment or adjournments thereof.

                  "INTERIM SUBSIDIARIES" mean the Subsidiaries of Interim, which will include the Interim Subsidiaries described in the Interim Disclosure Memorandum and any corporation or other organization acquired as a Subsidiary of Interim in the future and held as a Subsidiary by Interim at the Effective Time.

                  "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after inquiry to a commercially reasonable extent by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel or any senior, executive or other corporate level vice president of such Person.

                  "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) Liens under existing Norrell credit agreements and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "LITIGATION" means any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "MATERIAL" AND "MATERIAL" for purposes of this Agreement will be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement will determine materiality in that instance.

                  "MERGER CONSIDERATION" means the Cash Payment and/or the Merger Shares.

                  "NORRELL COMMON STOCK" means the no par value common stock of Norrell.

                  "NORRELL DISCLOSURE MEMORANDUM" means the written information entitled "Norrell Disclosure Memorandum" delivered prior to the date of this Agreement to Interim describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section will be deemed disclosed for purposes of all other Sections whether or not such other sections are specifically referred to in such disclosure.

                  "NORRELL ENTITIES" means, collectively, Norrell and all Norrell Subsidiaries.

                  "NORRELL FINANCIAL STATEMENTS" means (i) the consolidated statements of balance sheets (including related notes and schedules, if any) of Norrell as of November 1, 1998, and as of November 2, 1997 , and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three fiscal years ended November 1, 1998, November 2, 1997 and October 27, 1996, as filed by Norrell in SEC Documents, and (ii) the consolidated balance sheets of Norrell (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to November 1, 1998.

                  "NORRELL MATERIAL ADVERSE EFFECT" means an event, change or occurrence (other than general economic conditions or conditions occurring or prevailing in the staffing industry generally) which, individually or together with any other event, change or occurrence, has or reasonably could be expected to have a material adverse impact on (i) the business, operations, properties, financial position, or results of operations of Norrell and its Subsidiaries, taken as a whole, or (ii) the ability of Norrell to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                  "NORRELL SHAREHOLDERS' MEETING" means the meeting of the shareholders of Norrell to be held pursuant to Section 8.11, including any adjournment or adjournments thereof.

                  "NORRELL STOCK PLANS" means the existing Employee Stock Purchase Plan and the stock option plans of Norrell designated as follows: 1991 Stock Option Plan, 1994 Stock

       Incentive Plan, Massey Investment Co. Agreement, Comtex Stock Option Plan and Non-Qualified Deferred Compensation Plan.

                  "NORRELL SUBSIDIARIES" means the Subsidiaries of Norrell, which will include the Norrell Subsidiaries described in Section 5.4 of the Norrell Disclosure Memorandum and any corporation or other organization acquired as a Subsidiary of Norrell in the future and held as a Subsidiary by Norrell at the Effective Time.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "PARTY" means either Norrell or Interim or Sub, and "PARTIES" will mean Norrell, Interim and Sub collectively.

                  "PERMIT" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PROXY STATEMENT" means the joint proxy statement used by Norrell to solicit the approval of its shareholders of this Agreement and the transactions contemplated hereby and by Interim to solicit the approval of its shareholders of this Agreement and the transactions contemplated hereby.

                    "REGISTRATION STATEMENT" means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Interim under the 1933 Act with respect to the shares of Interim Common Stock to be issued to the shareholders of Norrell in connection with the transactions contemplated by this Agreement.

                  "REGULATORY AUTHORITIES" means, collectively, the Federal Trade Commission, the United States Department of Justice, SEC, Internal Revenue Service, NYSE, Pension Benefit Guaranty Corporation and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries (whether domestic or foreign).

                  "REPRESENTATIVE" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES LAWS" means the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "SUB COMMON STOCK" means $0.01 par value common stock of Sub.

                  "SUBSIDIARIES" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there will not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "SURVIVING CORPORATION" means Sub as the surviving corporation resulting from the Merger.

                  (b) The terms set forth below will have the meanings ascribed thereto in the referenced sections:

              Acquisition Proposal                             Section 8.7(a)
              Cash Election                                    Section 3.1(e)
              Cash Election Shares                             Section 3.1(d)
              Certificates                                     Section 4.1
              Cash Payment                                     Section 3.1(d)
              Closing                                          Section 1.2
              Declared Dividend                                Section 4.2
              Deemed Cash Purchase Price                       Section 3.1(f)
              Effective Time                                   Section 1.3
              Election                                         Section 3.1(d)
              Election Deadline                                Section 3.1(e)
              Election Form                                    Section 3.1(e)
              Election Form Record Date                        Section 3.1(e)
              Exchange Agent                                   Section 4.1

              Indemnified Party                                Section 8.9(a)
              Interim SEC Reports                              Section 6.8(a)
              Mailing Date                                     Section 3.1(e)
              Material Interim Contract                        Section 6.12
              Material Norrell Contract                        Section 5.8
              Maximum Cash Payment                             Section 3.1(f)
              Maximum Cash Election Shares                     Section 3.1(f)
              Merger                                           Section 1.1
              Merger Shares                                    Section 3.1(c)
              Percentage Maximum                               Section 3.1(f)
              Norrell Options                                  Section 3.4(a)
              Norrell SEC Reports                              Section 5.5(a)
              PHC                                              Section 8.3
              Second Request                                   Section 8.1
              Superior Proposal                                Section 8.7(a)

                    (c) Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed followed by the words "without limitation."

              11.2  EXPENSES.

                    (a) Except as otherwise provided in this Section 11.2, each of the Parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel; PROVIDED, HOWEVER, that HSR filing fees and all expenses, other than attorneys fees, related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement will be borne one-half each.

                    (b)    Notwithstanding the foregoing, if either

                           (i) this Agreement is terminated by Interim pursuant to any of Sections 10.1(b), 10.1(c), 10.1(d)(ii) (as relates to approval of Norrell's shareholders), 10.1(f) (based upon the failure of Norrell or its shareholders, as the case may be, to satisfy any of the conditions set forth in Sections 9.2), 10.1(g) or 10.1(i), or

                           (ii) this Agreement is terminated by Norrell pursuant to Section 10.1(h), 10.1(i) or 10.1(d)(ii) (as it relates to approval of Norrell's shareholders) or 10.1(f) (based upon the failure of the conditions set forth in Section 9.3(d)), then Norrell will promptly pay Interim an amount in cash equal to Interim's Expenses up to $1,000,000.

                    (c) Notwithstanding the foregoing, if this Agreement is terminated by Norrell pursuant to any of Sections 10.1(b), 10.1(c), or 10.1(f) (based upon the failure of Interim to satisfy any of the conditions set forth in Section 9.3(a)(b) or (c)), then Interim will promptly pay Norrell an amount in cash equal to Norrell's Expenses up to $1,000,000.

                    (d) In addition to the foregoing, if this Agreement is terminated by Interim pursuant to Section 10.1(g) or Norrell pursuant to Section 10.1(h), Norrell will promptly pay to Interim an amount in cash equal to the sum of

                             (i) Interim's Expenses up to $1,000,000, plus

                            (ii) $10,000,000, less

                           (iii) any amounts previously paid by Norrell to
                                 Interim pursuant to Section 11.2(b),

which sum shall constitute liquidated damages in full and complete satisfaction of, and shall be Interim's sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in such termination or otherwise related to or otherwise arising out of or in connection with this Agreement.

              11.3 BROKERS AND FINDERS. Except for Goldman Sachs & Co. and CLB Advisors, LLC as to Norrell and except for NationsBanc Montgomery Securities LLC as to Interim, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Norrell or by Interim, each of Norrell and Interim, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

              11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.8 and 8.9.

              11.5 AMENDMENTS. This Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, but only if such amendment is effective prior to the approval of this Agreement by the Shareholders of Norrell.

              11.6  WAIVERS.

                    (a) Prior to or at the Effective Time, Interim, acting through its Board of Directors, chief executive officer or other authorized officer, will have the right to waive any Default in the performance of any term of this Agreement by Norrell, to waive or extend the time for the compliance or fulfillment by Norrell of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Interim under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver will be effective unless in writing signed by a duly authorized officer of Interim.

                    (b) Prior to or at the Effective Time, Norrell, acting through its Board of Directors, chief executive officer or other authorized officer, will have the right to waive any Default in the performance of any term of this Agreement by Interim, to waive or extend the time for the compliance or fulfillment by Interim of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Norrell under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver will be effective unless in writing signed by a duly authorized officer of Norrell.

                    (c) The failure of any Party at any time or times to require performance of any provision hereof will in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances will be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

              11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

              11.8 NOTICES. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and will be deemed to have been delivered as of the date so delivered:

              Norrell:                         Norrell Corporation
                                               3535 Piedmont Rd, NE
                                               Atlanta, GA 30305
                                               Attention:  Mark Hain, Esq.
                                               Telephone:  (404) 240-3158
                                               Telecopy:  (404) 240-5572

              Copy to Counsel:           Alston & Bird LLP
              (which shall not           One Atlantic Center
              constitute notice)         1201 West Peachtree Street
                                         Atlanta, GA 30309
                                         Attention:  Sidney J. Nurkin, Esq.
                                         Telephone: (404) 881-7260
                                         Telecopy: (404) 881-4777

              Interim:                   Interim Services Inc.
                                         Corporate Service Center
                                         2050 Spectrum Boulevard
                                         Ft. Lauderdale, FL 33309
                                         Attention:  John B. Smith, Esq.
                                         Telephone:  (954) 938-7710
                                         Telecopy:  (954) 938-7780

              Copy to Counsel:
              (which shall not           Baker & McKenzie
              constitute notice)         1200 Brickell Ave.
                                         Nineteenth Floor
                                         Miami, FL 33131
                                         Attention: Andrew Hulsh, Esq.
                                         Telephone: (305) 789-8985
                                         Telecopy: (305) 789-8953

              11.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

             11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

             11.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections will mean and refer to the referenced Articles and Sections of this Agreement.

             11.12 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein will be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement will be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and will be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                         INTERIM SERVICES INC.


                                         By:
                                             ------------------------------
                                                       President


                                         INTERIM MERGER CORPORATION


                                         By:
                                             ------------------------------
                                                       President

                                         NORRELL CORPORATION


                                         By:
                                             ------------------------------
                                                       President